Exhibit (d)(1) under Form N-1A
                                      Exhibit 10 under 601/Reg. S-K




                        ADVISORY AGREEMENT

                          BBH FUND, INC.

                             BBH TRUST

                    BBH MONEY MARKET PORTFOLIO

                       AMENDED AND RESTATED

                   INVESTMENT ADVISORY AGREEMENT

      AGREEMENT, is amended and restated this January 12, 2004, severally and not jointly, among BBH FUND, INC., a Maryland corporation , BBH TRUST, a Massachusetts business trust, and BBH Money Market Portfolio, a New York trust (each and "Investment Company"), on behalf of those funds listed on Exhibit A hereto (the "Funds") each a series of the Investment Company, and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership (the "Adviser"). This Agreement was initially effective with respect to each Fund on the date set forth on Exhibit A.

           WHEREAS,   the   Investment   Company  is  an   open-end
management investment company registered under the Investment Company Act of 1940, as amended (the " 1940 Act"); and

           WHEREAS, the Investment Company wishes to retain the Adviser to render investment advisory services to the Funds, and the Adviser is willing to render such services;

           NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

      1. The Investment Company hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2. Subject to the general supervision of the Trustees/Directors of the Investment Company (the "Board"), the Adviser shall manage the investment operations of the Funds and the composition of the Funds' portfolios of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with the Funds' investment objective and policies as stated in the Prospectuses (as defined in paragraph 3 of this Agreement) and subject to the following understandings:

           (a) the Adviser shall furnish a continuous investment program for each Fund's portfolio and determine from time to time what investments or securities will be purchased, retained, sold or lent by the Funds, and what portion of the assets will be invested or held uninvested as cash; provided however, the
Adviser may employ or contract with such person, persons, corporation or corporations at its own cost and expense and subject to its supervision and oversight as it shall determine in order to assist it in carrying on this Agreement; provided however, with respect to the BBH International Equity Fund, the Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense and subject to its supervision as it shall determine in order to assist it in carrying out this Agreement.

           (b) the Adviser shall use the same skill and care in the management of each Fund's portfolio as it uses in the administration of other accounts for which it has investment responsibility as agent;


           (c) the Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Investment Company's Declaration of Trust/Articles of Incorporation and By-Laws and the Prospectuses of the Funds and with the instructions and directions of the Directors of the Investment Company and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations including, without limitation, the regulations and rulings of the New York State Banking Department;

           (d) the Adviser shall determine the securities to be purchased, sold or lent by the Funds and as agent for the Funds will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and or dealers the Adviser intends to seek best price and execution for purchases and sales; the Adviser shall also make recommendations regarding whether or not the Funds shall enter into repurchase or reverse repurchase agreements and interest rate futures contracts.

On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as other customers, the Adviser, may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other customers;

           (e) the Adviser shall maintain books and records with respect to the Funds' securities transactions and shall render to the Investment Company's Trustees such periodic and special reports as the Trustees may reasonably request; and

           (f) the investment management services of the Adviser to the Funds under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

      3. The Investment Company has delivered copies of each of the following documents to the Adviser and will promptly notify and deliver to it all future amendments and supplements, if any:

           (a) Declaration of Trust/Articles of Incorporation of the Investment Company and amendments thereto (such Declaration of Trust/Articles of Incorporation and amendments, as presently in effect and further amended from time to time, are herein called the "Organizational Document");

           (b) By-Laws of the Investment Company (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

           (c)  Certified   resolutions   of  the   Board   of  the
Investment Company authorizing the appointment of the Adviser and approving the form of this Agreement;



           (d)  Registration Statement under the 1940 Act and the
Securities Act of 1933, as amended, on Form N-1A (the
"Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") relating to the Investment
Company and the Funds' shares, and all amendments thereto;

           (e) Notification of Registration of the Investment Company under the 1940 Act on Form N-8A as filed with the Commission; and

           (f) Prospectuses of the Funds (such prospectuses, as presently in effect and as amended or supplemented with respect to the Funds from time to time, is herein called the "Prospectuses").

      4. The Adviser shall keep the Funds' books and records required to be maintained by it pursuant to paragraph 2(e). The Adviser agrees that all records which it maintains for each Fund is the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Funds by Rule 31a-1 of the Commission under the 1940 Act.

      5. During the term of this Agreement the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Funds (including taxes and brokerage commissions, if any).

      6. For the services provided and the expenses borne pursuant to this Agreement, the Adviser will receive from each Fund as full compensation therefor a fee as set forth on Exhibit A attached hereto. This fee will be computed based on the net assets as of 4:00 P.M. New York time on each business and will be paid to the Adviser monthly during the succeeding calendar month. In the event the expenses of any Fund for any fiscal year (including the fees payable to the Adviser and the Investment Company's administrator (the "Administrator"), but excluding interest, taxes, brokerage commissions and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of such Fund's business) exceed the lowest applicable annual expense limitation established pursuant to the statutes or regulations of any jurisdiction in which Shares of such Fund are then qualified for offer and sale, the compensation due to the Adviser hereunder will be reduced by
50% (or 100% if the Investment Company does not have an Administrator) of the amount of such excess, or if such excess expenses exceed the amount of the fees payable to the Adviser and the Administrator, the Adviser shall reimburse such Fund for 50% (or 100% if the Investment Company does not have an Administrator) of the amount by which such expenses exceed such fees. Any reduction in the fee payable and any payment by the Adviser to the Funds shall be made monthly and subject to readjustment during the year.

      7. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.


      8. This Agreement shall continue in effect for two years from the date of its execution with respect to any Fund, and thereafter only so long as its continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to any Fund by the Investment Company at any time, without the payment of any penalty, by vote of a majority of all the Board of the Investment Company or by "vote of a majority of the outstanding voting securities" of the Fund on 60 days written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 90 days written notice to the Investment Company. This Agreement will automatically and immediately terminate in the event of its "assignment".

      9. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of the Investment Company from time to time, have no authority to act for or represent the Funds or the Investment Company in any way or otherwise be deemed an agent of the Funds or the Investment Company.

      10. This Agreement may be amended by mutual consent, provided that any material amendment hereto shall be approved (a) by vote of a majority of those members of the Board of the Investment Company who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
(b) by "vote of a majority of the outstanding voting securities" of the Funds.

      11. As used in this Agreement, the terms "assignment", "interested persons" and "vote of a majority of the outstanding voting securities" shall have the meanings assigned to them respectively in the 1940 Act.

      12. Notices of any kind to be given to the Adviser by the Investment Company shall be in writing and shall be duly given if mailed or delivered to the Adviser at 40 Broadway, New York, New York 10005, Attention: Treasurer, or at such other address or to such other individual as shall be specified by the Adviser to the Investment Company. Notices of any kind to be given to the Investment Company by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Investment Company
BBH  Trust  or  BBH  Fund,   Inc.  at  40  Water  Street,   Boston,
Massachusetts 02109, and to BBH Money Market Portfolio at Butterfield House, Fort Street, P.O. Box 705, George Town, Grand Cayman, BWUI, Attention: Secretary, or at such other address or to such other individual as shall be specified by the Investment Company to the Adviser.

      13.  The  Board  has   authorized   the   execution  of  this
Agreement in their capacity as Trustees/Directors and not individually, and the Adviser agrees that neither the Investment Company's shareholders nor the Trustees/Directors nor any officer, employee, representative or agent of the Investment Company shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Investment Company, that the shareholders, Directors, Trustees, officers, employees, representatives and agents of the Investment Company shall not be personally liable hereunder, and that the Adviser shall look solely to the property of the Investment Company for the satisfaction of any claim hereunder.

      14.  This   Agreement   may  be   executed  in  one  or  more
counterparts, each of which shall be deemed to be an original.

15.   This  Agreement   shall  be  governed  by  and  construed  in
           accordance with the laws of the State of New York.



      16. The parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.



      IN WITNESS  WHEREOF,  the  parties  hereto  have  caused this
instrument   to  be   executed   by  their   officers  or  Partners
designated below on the day and year first above written.



BBH FUND, INC.                 BROWN BROTHERS HARRIMAN & CO.

BBH TRUST

BBH MONEY MARKET PORTFOLIO





By:                            By:

Name:  Judith J. Mackin        Name:  Charles O. Izard

Title:  Vice President         Title:  Managing Director




                             EXHIBIT A

                              to the

                   Investment Advisory Contract





Each of the Funds shall pay to Adviser, for all services rendered to such Funds by Adviser hereunder, the fees set forth below.



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BBH TRUST                              Annual     Effective
                                       Advisory   Date*
                                       Fee
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BBH Tax-Exempt Money Fund              0.15%      February 9,
                                                  1999
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BBH Tax-Free Short-Intermediate Fixed  0.25%      June 9, 1992
Income Fund
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BBH U.S. Treasury Money Fund           0.15%      February 12,
                                                  1991
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BBH Money Market Portfolio             0.10%      December 15,
                                                  1993
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BBH Fund, Inc.
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BBH Broad Market Fixed Income Fund     0.20%      August 6, 2002
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BBH European Equity Fund               0.65%      August 6, 2002
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BBH Inflation-Indexed Securities Fund  0.25%      August 6, 2002
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BBH International Equity Fund          0.65%      August 6, 2002
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BBH Pacific Basin Equity Fund          0.65%      August 6, 2002
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BBH Tax-Efficient Equity Fund          0.65%      August 6, 2002
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*Effective date of the Contract with respect to each Fund.